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EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


MAI Systems Corporation
Lake Forest, California


We hereby consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-92194, 333-72412, 333-72414 and 333-72418) and Form S-3
(No. 333-57454) of MAI Systems Corporation (the "Company") of our report dated April 14, 2003, relating to the consolidated financial statements which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated April 14, 2003 relating to the financial statement schedule, which appears in this Form 10-K.


                              /s/ BDO Seidman LLP


Costa Mesa, California
April 23, 2003